Exhibit 10.35

TRAWS PHARMA, INC.

2021 INCENTIVE COMPENSATION PLAN

INCENTIVE STOCK OPTION AWARD GRANT NOTICE

Traws Pharma, Inc. (the “Company”) hereby grants to the holder named below (the “Participant”), an incentive stock option (the “Option”) to purchase the number of shares of its Common Stock specified  below (“Shares”), upon the terms and subject to the conditions set forth in the Incentive Stock Option Award Agreement (the “Agreement”) delivered in connection with this Incentive Stock Option Award Grant Notice (this “Grant Notice”), on or after the applicable Vesting Date(s) and otherwise in accordance with the Agreement and the Company’s 2021 Incentive Compensation Plan, as amended and restated (the “Plan”). This Option award is subject to all of the terms and conditions set forth herein, in the Agreement and in the Plan, both of which are incorporated herein by reference. Unless otherwise defined herein or therein, as applicable, capitalized terms used in this Grant Notice and the Agreement will have the meaning set forth in the Plan.

Participant:

Date of Grant:

Total Number of Shares:

Exercise Price (Per Share):

Expiration Date:

Vesting Schedule: Subject to any acceleration provisions contained in the Plan or set forth below, the Option will vest in accordance with the following schedule:

●	Except as otherwise herein provided or as set forth in the Agreement, 33% of the Options will vest on the first anniversary of the Date of Grant, 33% of the Options will vest on the second anniversary of the Date of Grant and 34% of the Options will vest on the third anniversary of the Date of Grant (each, a “Vesting Date”), provided, in each case, that the Participant continues to be employed by the Company from the Date of Grant until the applicable Vesting Date.

[Signatures on following page]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Grant Notice, and the Participant has placed his or her signature hereon, effective as of the Date of Grant.

TRAWS PHARMA, INC.

Name: Iain Dukes
Title: Chief Executive Officer

By signing below, the Participant (a) acknowledges that he or she has read this Grant Notice, the Agreement and the Plan and understands the terms and conditions set forth herein, (b) accepts the Option award described in this Grant Notice and the Agreement, (c) agrees to be bound by the terms and conditions of this Grant Notice, the Agreement and the Plan, and (d) agrees that all decisions and determinations of the Committee with respect to the Option, this Grant Notice, the Agreement and the Plan shall be final and binding.

Participant

Name:
Date:

Attachment: (I) Incentive Stock Option Award Agreement and (II) the 2021 Incentive Plan, as amended and restated

Attachment I

TRAWS PHARMA, INC.

2021 INCENTIVE COMPENSATION PLAN

INCENTIVE STOCK OPTION AWARD AGREEMENT

Pursuant to the Incentive Stock Option Award Grant Notice (the “Grant Notice”) with which this Incentive Stock Option Award Agreement (this “Agreement”) is associated, Traws Pharma, Inc., a Delaware corporation (the “Company”), has granted to the Participant (as set forth in the Grant Notice) the incentive stock option (“Option”) to purchase the number of shares of its Common Stock specified in the Grant Notice (the “Shares”). This Agreement is made pursuant to the Company’s Amended and Restated 2021 Incentive Compensation Plan (as may be amended from time to time, the “Plan”), and is subject in its entirety to all applicable provisions of the Plan.  Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.  The Participant hereby acknowledges the receipt of a copy of the Plan.

This Option is intended to constitute an “incentive stock option” as that term is defined in Section 422 of the Code.

1.Grant of Option.  Subject to the terms and conditions set forth in this Agreement and the Plan, the Company has granted to the Participant the Option to purchase the number Shares set forth in the Grant Notice at the Exercise Price per Share set forth in the Grant Notice. The Option shall become exercisable according to Section 2 below.

2.Exercisability of Option.

a.The Option shall become vested and exercisable on the dates set forth in the Grant Notice (each, a “Vesting Date”), provided that the Participant continues to be employed by the Employer from the Date of Grant until the applicable Vesting Date.

b.The vesting and exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option.  If the vesting schedule would produce fractional Shares, the number of Shares subject to the Option that vest and become exercisable shall be rounded down to the nearest whole Share and the fractional Shares will be accumulated so that the resulting whole Shares will be included in the number of Shares subject to the Option that become vested and exercisable on the last Vesting Date.

c.In the event of a Change in Control, the provisions of the Plan applicable to a Change in Control shall apply to the Option, and, in the event of a Change in Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

If the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) as a result of the Change in Control and the Option is assumed by, or replaced with an award with comparable terms by, the surviving corporation (or parent or subsidiary of the surviving corporation) and the Participant’s employment is terminated by the Employer without Cause or by the Participant for Good Reason (as defined below) on or following a Change in Control and before the Option is fully vested and exercisable in accordance with the vesting schedule set forth in Section 2(a) above, any unvested and unexercisable portion of the Option shall become fully vested and exercisable upon such termination of employment.  In the event that the surviving corporation (or a parent or subsidiary of the surviving corporation) does not assume or replace the Option with a grant that has comparable terms, and the

Participant is employed by the Employer on the date of the Change in Control, any unvested and unexercisable portion of the Option shall become fully vested and exercisable immediately prior to the Change in Control.  For purposes of this Agreement, “Good Reason” shall have the definition set forth in the Participant’s written employment agreement, offer letter or severance agreement entered into by and between the Participant and the Employer (a “Written Agreement”) and shall only apply to the extent such Written Agreement exists and Good Reason is defined therein.

d.In the event the Participant’s employment is terminated by the Employer without Cause or by the Participant for Good Reason, and before the Option is fully vested and exercisable in accordance with the vesting schedule set forth in Section 2(a) above, any unvested and unexercisable portion of the Option shall be treated in the manner described in the Written Agreement, if any, and in accordance with the terms and conditions set forth therein to the extent such Written Agreement provides for treatment in connection with a termination without Cause or for Good Reason.

3.Term of Option.

a.The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan. Notwithstanding the foregoing, in the event that on the last business day of the term of the Option, the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Common Stock under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise as long as doing so does not violate Section 422 or Section 409A of the Code or any other applicable law.

b.The Option shall automatically terminate upon the happening of the first of the following events:

i.The expiration of the 3-month period after the Participant ceases to be employed by the Employer, if the termination is for any reason other than Disability, death or Cause.

ii.The expiration of the six-month period after the Participant ceases to be employed by the Employer on account of the Participant’s Disability.

iii.The expiration of the one-year period after the Participant ceases to be employed by the Employer if the Participant dies while employed by the Employer.

iv.The date on which the Participant ceases to be employed by the Employer for Cause.  In addition, notwithstanding the prior provisions of this Section 3, if the Participant engages in conduct that constitutes Cause after the Participant’s employment terminates, the Option shall immediately terminate (and shall not be exercisable irrespective of whether it is partially vested).

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant, except as provided under Section 3(a) above.  Subject to the provisions of Sections 2(c) and 2(d) above, any portion of the Option that is not exercisable at the time the Participant ceases to be employed by the Employer shall immediately terminate.

4.Exercise Procedures.

a.Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving the Company or its delegate written notice of intent to exercise, specifying the number of Shares as to which the Option is to be exercised and such other information as the Company or its delegate may require.

At such time as the Committee shall determine, the Participant shall pay the Exercise Price (i) in cash or check, (ii) unless the Committee determines otherwise, by delivering shares of Common Stock owned by the Participant, which shall be valued at their Fair Market Value on the date of exercise, or by attestation (in accordance with procedures prescribed by the Committee) to ownership of shares of Common Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) if permitted by the Committee, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by withholding shares of Common Stock subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price (“net exercise”), or (v) by such other method as the Committee may approve, to the extent permitted by applicable law.  The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Common Stock to exercise the Option.

b.The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

c.All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  The Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Option.  If permitted by the Committee, the Participant may elect to, or the Company may require that the Participant, satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld to satisfy the applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities under procedures established by the Company.  Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

d.Upon exercise of the Option (or portion thereof), the Option (or portion thereof) will terminate and cease to be outstanding.

5.Restrictions on Exercise.  Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

6.Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares,

(c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee may amend the terms of this Option to the extent permitted by the Plan. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

7.No Employment or Other Rights.  The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment at any time. The right of any Employer to terminate at will the Participant’s employment at any time for any reason is specifically reserved.

8.No Stockholder Rights.  Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

9.Assignment and Transfers.  Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Participant’s consent.

10.Applicable Law.  The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

11.Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing.  Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

12.Company Policies.  The Participant agrees that the Option shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or imposed under applicable rule or regulation from time to time.

13.Application of Section 409A of the Code.  This Agreement is intended to be exempt from section 409A of the Code and to the extent this Agreement is subject to section 409A of the Code, it will in all respects be administered in accordance with section 409A of the Code.

14.Disqualifying Disposition. By accepting this Option, the Participant agrees that he or she shall notify the Company if the Participant disposes of any acquired Shares in a “disqualifying disposition” as described in Section 422 of the Code.  Such notice must be provided within 15 days following the date of the disqualifying disposition and must include the date or dates of the disposition, the number of Shares subject to the disposition, and the consideration received, if any, for the Shares. Upon request by the Company, the Participant agrees to forward to the Company the minimum amount necessary to satisfy any federal, state or local taxes as are required by law to be withheld upon the disqualifying disposition.  If requested by the Company, the Participant also agrees to forward to the Company any amounts necessary to satisfy any other applicable taxes or assessments that may be incurred as a result of the disqualifying disposition.

[Signature Page Follows]

Attachment II

AMENDED AND RESTATED 2021 INCENTIVE COMPENSATION PLAN